NEWS RELEASE
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219
WESCO International, Inc. Reports Third Quarter 2016 Results
Third quarter highlights:
•Consolidated net sales of $1.86 billion
•Operating profit of $92.6 million
•Completed redemption of 2029 Debentures; recognized non-recurring, non-cash, pre-tax charge of $123.9 million
•Reported loss per diluted share of $0.65; adjusted earnings per diluted share of $1.05, excluding redemption charge of $1.70 per share
•Operating cash flow of $78.6 million; free cash flow of $72.5 million, or 140% of adjusted net income

PITTSBURGH, October 27, 2016/PRNewswire/ -- WESCO International, Inc. (NYSE: WCC), a leading provider of electrical, industrial, and communications MRO and OEM products, construction materials, and advanced supply chain management and logistics services, announces its results for the third quarter of 2016.
Mr. John J. Engel, WESCO's Chairman, President and CEO, commented, "Sales were below expectations, reflecting a decline in construction in both the U.S. and Canada. Operating margin was in-line with our outlook as we took additional actions to reduce our costs and streamline our organization. Free cash flow generation remained strong, enabling us to reduce our debt and financial leverage in the quarter. We also completed the early redemption of our convertible debentures, which simplifies our capital structure, eliminates future EPS dilution associated with these debt instruments, and secures an ongoing benefit from reduced interest expense.”
The following are results for the three months ended September 30, 2016 compared to the three months ended September 30, 2015:

•
Net sales were $1.86 billion for the third quarter of 2016, compared to $1.92 billion for the third quarter of 2015, a decrease of 3.6%. Acquisitions had a 2.9% positive impact on net sales and were partially offset by a 0.3% impact from foreign exchange rates, resulting in a 6.2% decrease in normalized organic sales.

•
Cost of goods sold for the third quarter of 2016 was $1.49 billion and gross profit was $365.0 million, compared to cost of goods sold and gross profit of $1.54 billion and $380.8 million for the third quarter of 2015, respectively. As a percentage of net sales, gross profit was 19.7% and 19.8% for the third quarter of 2016 and 2015, respectively.

•
Selling, general, and administrative ("SG&A") expenses were $255.5 million, or 13.8% of net sales for the third quarter of 2016, compared to $258.2 million, or 13.4% of net sales, for the third quarter of 2015.

•
Operating profit was $92.6 million for the current quarter, compared to $106.3 million for the third quarter of 2015. Operating profit as a percentage of net sales was 5.0% for the third quarter of 2016, compared to 5.5% for the third quarter of 2015.

•
Interest expense for the third quarter of 2016 was $20.8 million, compared to $20.4 million for the third quarter of 2015. Non-cash interest expense for the third quarter of 2016 and 2015, which includes amortization of debt discounts and deferred financing fees, interest related to uncertain tax positions, and accrued interest, was $7.1 million and $4.6 million, respectively.

•
Loss on debt redemption of $123.9 million for the third quarter of 2016 was the result of a non-cash charge from the early redemption of the Company's 6.0% Convertible Senior Debentures due 2029 on September 15, 2016.

•
The effective tax rate for the current quarter was 40.5%, compared to 27.4% for the prior year third quarter. As adjusted, the effective tax rate for the current quarter was 28.0%, which is comparable to the effective tax rate for the third quarter of 2015.

•
Net loss attributable to WESCO International, Inc. was $31.6 million for the third quarter of 2016, compared to net income of $63.5 million for the third quarter of 2015. Adjusted net income attributable to WESCO International, Inc. was $51.1 million for the current quarter.

•
Loss per diluted share was $0.65 for the third quarter of 2016, based on 48.7 million diluted shares, compared to earnings per diluted share of $1.28 for the third quarter of 2015, based on 49.7 million diluted shares. Adjusted earnings per diluted share for the third quarter of 2016 was $1.05.

•
Operating cash flow for the third quarter of 2016 was $78.6 million, compared to $43.3 million for the third quarter of 2015. Free cash flow for the third quarter of 2016 was $72.5 million, or 140% of adjusted net income, compared to $39.7 million, or 64% of adjusted net income for the third quarter of 2015.

The following are results for the nine months ended September 30, 2016 compared to the nine months ended September 30, 2015:

•
Net sales were $5.54 billion for the first nine months of 2016, compared to $5.66 billion for the first nine months of 2015, a decrease of 2.0%. Acquisitions and workdays had positive impacts on net sales of 3.5% and 1.1%, respectively, and were partially offset by a 1.2% impact from foreign exchange rates, resulting in a 5.4% decrease in normalized organic sales growth.

•
Cost of goods sold for the first nine months of 2016 was $4.44 billion and gross profit was $1.10 billion, compared to cost of goods sold and gross profit of $4.53 billion and $1.13 billion for the first nine months of 2015, respectively. As a percentage of net sales, gross profit was 19.8% and 20.0% for the first nine months of 2016 and 2015, respectively.

•
Selling, general, and administrative ("SG&A") expenses were $799.4 million, or 14.4% of net sales for the first nine months of 2016, compared to $798.0 million, or 14.1% of net sales, for the first nine months of 2015.

•
Operating profit was $250.0 million for the first nine months of 2016, compared to $283.8 million for the first nine months of 2015. Operating profit as a percentage of net sales was 4.5% for the first nine months of 2016, compared to 5.0% for the first nine months of 2015.

•
Interest expense for the first nine months of 2016 was $59.1 million, compared to $59.9 million for the first nine months of 2015. Non-cash interest expense for the first nine months of 2016 and 2015, which includes amortization of debt discounts and deferred financing fees, interest related to uncertain tax positions, and accrued interest, was $12.0 million and $11.6 million, respectively.

•
Loss on debt redemption of $123.9 million for the first nine months of 2016 was the result of a non-cash charge from the early redemption of the Company's 6.0% Convertible Senior Debentures due 2029 on September 15, 2016.

•
The effective tax rate for the first nine months of 2016 was 20.4%, compared to 28.6% for the first nine months of 2015. As adjusted, the effective tax rate for the current year was 28.8%, which is comparable to the effective tax rate for the prior year.

•
Net income attributable to WESCO International, Inc. was $54.2 million for the first nine months of 2016, compared to $162.3 million for the first nine months of 2015. Adjusted net income attributable to WESCO International, Inc. was $136.9 million.

•
Earnings per diluted share for the first nine months of 2016 was $1.13 per share, based on 48.0 million diluted shares, compared to $3.16 per share for the first nine months of 2015, based on 51.3 million diluted shares. Adjusted earnings per diluted share for 2016 was $2.85.

•
Operating cash flow for the first nine months of 2016 was $217.2 million, compared to $176.0 million for the first nine months of 2015. Free cash flow for the first nine months of 2016 of $204.0 million, or 150% of adjusted net income, compared to $159.8 million, or 100% of adjusted net income for the first nine months of 2015.

Mr. Engel continued, “We expect the current end market challenges to continue in the fourth quarter and have reflected them in our revised full year outlook for sales to be down 2% to 3% and adjusted EPS to be $3.75 to $3.90 per diluted share, which excludes the $1.70 impact from the loss on our convertible debt redemption. Despite a year of end market challenges, both our current sales and adjusted EPS outlook are within the original range of the full year guidance provided during our 2016 Outlook call nearly a year ago. We have also increased our free cash flow outlook to at least 125% of adjusted net income.
We remain focused on executing our One WESCO strategy to deliver above-market sales growth, improve profitability, generate strong free cash flow, and increase shareholder value. Our customers rely on our One WESCO value proposition for the comprehensive product and service solutions they need to cost-effectively meet their MRO, OEM, and capital project management requirements."
Webcast and Teleconference Access
WESCO will conduct a webcast and teleconference to discuss the third quarter earnings as described in this News Release on Thursday, October 27, 2016, at 11:00 a.m. E.T. The call will be broadcast live over the Internet and can be accessed from the Company's Website at http://www.wesco.com. The call will be archived on this Internet site for seven days.

WESCO International, Inc. (NYSE: WCC), a publicly traded Fortune 500 holding company headquartered in Pittsburgh, Pennsylvania, is a leading provider of electrical, industrial, and communications maintenance, repair and operating (MRO) and original equipment manufacturers (OEM) products, construction materials, and advanced supply chain management and logistic services. 2015 annual sales were approximately $7.5 billion. The company employs approximately 9,300 people, maintains relationships with over 25,000 suppliers, and serves over 80,000 active customers worldwide. Customers include commercial and industrial businesses, contractors, government agencies, institutions, telecommunications providers, and utilities. WESCO operates nine fully automated distribution centers and approximately 500 full-service branches in North America and international markets, providing a local presence for customers and a global network to serve multi-location businesses and multi-national corporations.

The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as the Company's other reports filed with the Securities and Exchange Commission.

Contact: Mary Ann Bell, Vice President, Investor Relations
WESCO International, Inc. (412) 454-4220, Fax: (412) 222-7409
http://www.wesco.com

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30, 2016		September 30, 2015
Net sales	$1,855.2		$1,923.9
Cost of goods sold (excluding	1,490.2	80.3%	1,543.1	80.2%
depreciation and amortization)
Selling, general and administrative expenses	255.5	13.8%	258.2	13.4%
Depreciation and amortization	16.9		16.3
Income from operations	92.6	5.0%	106.3	5.5%
Interest expense, net	20.8		20.4
Loss on debt redemption	123.9		—
(Loss) income before income taxes	(52.1)	(2.8)%	85.9	4.5%
Provision for income taxes	(21.1)		23.5
Net (loss) income	(31.0)	(1.7)%	62.4	3.2%
Net income (loss) attributable to noncontrolling interests	0.6		(1.1)
Net (loss) income attributable to WESCO International, Inc.	$(31.6)	(1.7)%	$63.5	3.3%

Diluted (loss) earnings per common share	$(0.65)		$1.28
Weighted-average common shares outstanding and common
share equivalents used in computing diluted (loss) earnings per
share (in millions)	48.7		49.7

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Nine Months Ended
	September 30, 2016		September 30, 2015
Net sales	$5,542.8		$5,656.9
Cost of goods sold (excluding	4,443.1	80.2%	4,526.8	80.0%
depreciation and amortization)
Selling, general and administrative expenses	799.4	14.4%	798.0	14.1%
Depreciation and amortization	50.3		48.3
Income from operations	250.0	4.5%	283.8	5.0%
Interest expense, net	59.1		59.9
Loss on debt redemption	123.9		—
Income before income taxes	67.0	1.2%	223.9	4.0%
Provision for income taxes	13.7		64.1
Net income	53.3	1.0%	159.8	2.8%
Net loss attributable to noncontrolling interests	(0.9)		(2.5)
Net income attributable to WESCO International, Inc.	$54.2	1.0%	$162.3	2.9%

Diluted earnings per common share	$1.13		$3.16
Weighted-average common shares outstanding and common
share equivalents used in computing diluted earnings per
share (in millions)	48.0		51.3

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(dollar amounts in millions)
(Unaudited)

	September 30, 2016	December 31, 2015
Assets
Current Assets
Cash and cash equivalents	$112.8	$160.3
Trade accounts receivable, net	1,102.1	1,075.3
Inventories	832.5	810.1
Current deferred income taxes (1)	—	8.5
Other current assets	196.4	203.4
Total current assets	2,243.8	2,257.6
Other assets (2)	2,365.5	2,312.2
Total assets	$4,609.3	$4,569.8

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$699.5	$715.5
Current debt and short-term borrowings	36.8	44.3
Other current liabilities	223.7	188.0
Total current liabilities	960.0	947.8

Long-term debt (2)	1,418.7	1,439.1
Other noncurrent liabilities	238.0	409.0
Total liabilities	2,616.7	2,795.9

Stockholders' Equity
Total stockholders' equity	1,992.6	1,773.9
Total liabilities and stockholders' equity	$4,609.3	$4,569.8

(1)
The Company early adopted Accounting Standards Update (ASU) 2015-17, Balance Sheet Classification of Deferred Taxes, on a prospective basis during the first quarter of 2016. This guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet.

(2)
The Company adopted ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, and ASU 2015-15, Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements, on a retrospective basis during the first quarter of 2016. These ASUs simplify the presentation of debt issuance costs by requiring that debt issuance costs related to a recognized liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. As a result of adopting this guidance, the Company reclassified approximately $17.7 million of deferred financing fees from other noncurrent assets to long-term debt in the balance sheet as of December 31, 2015.

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollar amounts in millions)
(Unaudited)

	Nine Months Ended
	September 30, 2016	September 30, 2015
Operating Activities:
Net income	$53.3	$159.8
Add back (deduct):
Depreciation and amortization	50.3	48.3
Deferred income taxes	(21.8)	26.3
Change in trade receivables, net	(3.1)	(49.8)
Change in inventories	(7.7)	(38.9)
Change in accounts payable	(30.3)	30.4
Other (1)	176.5	(0.1)
Net cash provided by operating activities	217.2	176.0

Investing Activities:
Capital expenditures	(13.2)	(16.2)
Acquisition payments	(50.7)	(68.5)
Other	(3.9)	1.8
Net cash used in investing activities	(67.8)	(82.9)

Financing Activities:
Debt (repayments) borrowings, net	(191.5)	92.5
Equity activity, net	(2.2)	(154.1)
Other	(4.4)	(11.7)
Net cash used in financing activities	(198.1)	(73.3)

Effect of exchange rate changes on cash and cash equivalents	1.2	(15.2)

Net change in cash and cash equivalents	(47.5)	4.6
Cash and cash equivalents at the beginning of the period	160.3	128.3
Cash and cash equivalents at the end of the period	$112.8	$132.9

(1)	Other operating cash flow activities for the nine months ended September 30, 2016 include a $123.9 million loss on redemption of the Company's 6.0% Convertible Senior Debentures due 2029.

NON-GAAP FINANCIAL MEASURES

This earnings release includes certain non-GAAP financial measures. These financial measures include normalized organic sales growth, gross profit, financial leverage, free cash flow, adjusted net income and adjusted earnings per diluted share. The Company believes that these non-GAAP measures are useful to investors in order to provide a better understanding of the Company's organic growth trends, capital structure position and liquidity on a comparable basis. Additionally, certain of the aforementioned non-GAAP measures either focus on or exclude transactions impacting comparability of results, allowing investors to more easily compare the Company's financial performance from period to period. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in millions, except sales growth data)
(Unaudited)

	Three Months Ended	Nine Months Ended
Normalized Organic Sales Growth - Year-Over-Year:	September 30, 2016	September 30, 2016

Change in net sales	(3.6)%	(2.0)%
Impact from acquisitions	2.9%	3.5%
Impact from foreign exchange rates	(0.3)%	(1.2)%
Impact from number of workdays	—%	1.1%
Normalized organic sales growth	(6.2)%	(5.4)%
Note: Normalized organic sales growth is provided by the Company as an additional financial measure to provide a better understanding of the Company's sales growth trends. Normalized organic sales growth is calculated by deducting the percentage impact from acquisitions in the first year of ownership, foreign exchange rates and number of workdays from the overall percentage change in consolidated net sales.

	Three Months Ended		Nine Months Ended
Gross Profit:	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Net sales	$1,855.2	$1,923.9	$5,542.8	$5,656.9
Cost of goods sold (excluding depreciation and amortization)	1,490.2	1,543.1	4,443.1	4,526.8
Gross profit	$365.0	$380.8	$1,099.7	$1,130.1
Gross margin	19.7%	19.8%	19.8%	20.0%
Note: Gross profit is provided by the Company as an additional financial measure. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. This amount represents a commonly used financial measure within the distribution industry. Gross margin is calculated by dividing gross profit by net sales.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in millions)
(Unaudited)

	Twelve Months Ended
Financial Leverage:	September 30, 2016	December 31, 2015

Income from operations	$340.0	$373.7
Depreciation and amortization	66.9	65.0
EBITDA	$406.9	$438.7

	September 30, 2016	December 31, 2015
Current debt and short-term borrowings	$36.8	$44.3
Long-term debt	1,418.7	1,439.1
Debt discount and deferred financing fees(1)	18.2	182.0
Total debt	$1,473.7	$1,665.4

Financial leverage ratio	3.6	3.8

(1)	Long-term debt is presented in the condensed consolidated balance sheets net of deferred financing fees and debt discount related to the convertible debentures and term loan.
Note: Financial leverage is a non-GAAP financial measure provided by the Company to illustrate its capital structure position. Financial leverage ratio is calculated by dividing total debt, including debt discount and deferred financing fees, by EBITDA. EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization.

	Three Months Ended		Nine Months Ended
Free Cash Flow:	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Cash flow provided by operations	$78.6	$43.3	$217.2	$176.0
Less: Capital expenditures	(6.1)	(3.6)	(13.2)	(16.2)
Free cash flow	$72.5	$39.7	$204.0	$159.8
Percent of adjusted net income (1)	140%	64%	150%	100%

(1)	See the following page for a reconciliation of adjusted net income.
Note: Free cash flow is provided by the Company as an additional liquidity measure. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to fund the Company's other investing and financing activities.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
Adjusted Income Before Income Taxes:	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

(Loss) income before income taxes	$(52.1)	$85.9	$67.0	$223.9
Loss on debt redemption	123.9	—	123.9	—
Adjusted income before income taxes	$71.8	$85.9	$190.9	$223.9

	Three Months Ended		Nine Months Ended
Adjusted Tax Provision:	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Provision for income taxes	$(21.1)	$23.5	$13.7	$64.1
Income tax benefit from loss on debt redemption	41.2	—	41.2	—
Adjusted provision for income taxes	$20.1	$23.5	$54.9	$64.1

	Three Months Ended		Nine Months Ended
Adjusted Net Income Attributable to WESCO International, Inc.:	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Adjusted income before income taxes	$71.8	$85.9	$190.9	$223.9
Adjusted provision for income taxes	20.1	23.5	54.9	64.1
Adjusted net income	51.7	62.4	136.0	159.8
Net income (loss) attributable to noncontrolling interests	0.6	(1.1)	(0.9)	(2.5)
Adjusted net income attributable to WESCO
International, Inc.	$51.1	$63.5	$136.9	$162.3

Adjusted Earnings Per Diluted Share:
Diluted shares	48.7	49.7	48.0	51.3
Adjusted earnings per diluted share	$1.05	$1.28	$2.85	$3.16

Three Months Ended
Adjusted Earnings Per Diluted Share:	September 30, 2016

Diluted loss per common share	$(0.65)
Loss on debt redemption	2.54
Tax effect of loss on debt redemption	(0.84)
Adjusted diluted earnings per common share	$1.05
Note: Adjusted net income attributable to WESCO International, Inc. is defined as income (loss) before income taxes plus the loss on debt redemption, less the provision for income taxes excluding the benefit of such loss. Adjusted earnings per diluted share is computed by dividing adjusted net income attributable to WESCO International, Inc. by the weighted-average common shares outstanding and common share equivalents. The Company believes that these non-GAAP financial measures are useful to investors' overall understanding of the Company's current financial performance and provides a consistent measure for assessing the current and historical financial results.